Exhibit 10.5



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                           PURCHASE AND SALE AGREEMENT

                           dated as of August 15, 2005

                                     between

                            PENN OCTANE CORPORATION,

                                       And

                      TRANSMONTAIGNE PRODUCT SERVICES INC.

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

                                TABLE OF CONTENTS


                                                                                   Page
ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     SECTION 1.1.       Certain Definitions . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.1.       Purchase and Sale of the Assets . . . . . . . . . . . . . . 10
     SECTION 2.2.       Closing . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.3.       Deliveries to Buyer . . . . . . . . . . . . . . . . . . . . 11
     SECTION 2.4.       Deliveries to Seller. . . . . . . . . . . . . . . . . . . . 11
     SECTION 2.5.       Proceedings at Closing. . . . . . . . . . . . . . . . . . . 11

ARTICLE III PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 3.1.       Purchase Price. . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 3.2.       Payment of Consideration and Transfer of Assets at Closing. 12
     SECTION 3.3.       Allocation. . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . . . . 12
     SECTION 4.1.       Organization; Power and Authority . . . . . . . . . . . . . 13
     SECTION 4.2.       Authorizations; Execution and Validity. . . . . . . . . . . 13
     SECTION 4.3.       No Conflicts; Consents. . . . . . . . . . . . . . . . . . . 13
     SECTION 4.4.       Litigation; Orders. . . . . . . . . . . . . . . . . . . . . 14
     SECTION 4.5.       Environmental Matters . . . . . . . . . . . . . . . . . . . 14
     SECTION 4.6.       Employee and Benefit Matters. . . . . . . . . . . . . . . . 15
     SECTION 4.7.       Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     SECTION 4.8.       Title to Assets . . . . . . . . . . . . . . . . . . . . . . 17
     SECTION 4.9.       Assigned Contracts. . . . . . . . . . . . . . . . . . . . . 17
     SECTION 4.10.      Sufficiency of Assets . . . . . . . . . . . . . . . . . . . 18
     SECTION 4.11.      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 18
     SECTION 4.12.      Permits; Compliance with Applicable Law . . . . . . . . . . 18
     SECTION 4.13.      Absence of Certain Changes. . . . . . . . . . . . . . . . . 18
     SECTION 4.14.      Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     SECTION 4.15.      Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . . . . 20
     SECTION 5.1.       Organization; Power and Authority . . . . . . . . . . . . . 20
     SECTION 5.2.       Authorizations; Execution and Validity. . . . . . . . . . . 20
     SECTION 5.3.       No Conflicts; Consents. . . . . . . . . . . . . . . . . . . 20
     SECTION 5.4.       Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 5.5.       Investment Intent; Sophisticated Buyer. . . . . . . . . . . 21
     SECTION 5.6.       Financial Ability . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 5.7.       Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 5.8.       Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . 21


                                        i

ARTICLE VI COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 6.1.       Covenants of Seller . . . . . . . . . . . . . . . . . . . . 21
     SECTION 6.2.       Covenants of Buyer. . . . . . . . . . . . . . . . . . . . . 25
     SECTION 6.3.       Other Covenants . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE VII TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 7.1.       Preparation and Filing of Tax Returns . . . . . . . . . . . 30
     SECTION 7.2.       Seller's Tax Indemnification. . . . . . . . . . . . . . . . 30
     SECTION 7.3.       Buyer's Tax Indemnification . . . . . . . . . . . . . . . . 30
     SECTION 7.4.       Tax Indemnification Procedures. . . . . . . . . . . . . . . 30

ARTICLE VIII CONDITIONS PRECEDENT TO BUYER'S OBLIGATION . . . . . . . . . . . . . . 31
     SECTION 8.1.       Accuracy of Representations and Warranties. . . . . . . . . 31
     SECTION 8.2.       Performance of Covenants. . . . . . . . . . . . . . . . . . 32
     SECTION 8.3.       Officers' Certificates. . . . . . . . . . . . . . . . . . . 32
     SECTION 8.4.       No Order. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 8.5.       Certified Resolutions . . . . . . . . . . . . . . . . . . . 32
     SECTION 8.6.       Secretary's Certificate . . . . . . . . . . . . . . . . . . 32
     SECTION 8.7.       Liens and Secured Debt. . . . . . . . . . . . . . . . . . . 32
     SECTION 8.8.       Consents. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 8.9.       Due Diligence . . . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 8.10.      Authorization to Assign . . . . . . . . . . . . . . . . . . 33
     SECTION 8.11.      Seadrift Pipeline Lease . . . . . . . . . . . . . . . . . . 33
     SECTION 8.12.      Exxon Contract. . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 8.13.      Concurrent Closing with Rio . . . . . . . . . . . . . . . . 31
     SECTION 8.14.      No Change in Law. . . . . . . . . . . . . . . . . . . . . . 31
     SECTION 8.15.      Stockholder Approval. . . . . . . . . . . . . . . . . . . . 31

ARTICLE IX CONDITIONS PRECEDENT TO SELLER'S OBLIGATION. . . . . . . . . . . . . . . 34
     SECTION 9.1.       Accuracy of Representations and Warranties. . . . . . . . . 34
     SECTION 9.2.       Performance of Covenants. . . . . . . . . . . . . . . . . . 34
     SECTION 9.3.       Officer's Certificate . . . . . . . . . . . . . . . . . . . 34
     SECTION 9.4.       No Order. . . . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 9.5.       Certified Resolutions . . . . . . . . . . . . . . . . . . . 34
     SECTION 9.6.       Secretary's Certificate . . . . . . . . . . . . . . . . . . 34
     SECTION 9.7.       No Change in Law. . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 9.8.       Stockholder Approval. . . . . . . . . . . . . . . . . . . . 34

ARTICLE X TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 10.1.      Termination of Agreement. . . . . . . . . . . . . . . . . . 35
     SECTION 10.2.      Effect of Termination . . . . . . . . . . . . . . . . . . . 35


                                       ii

ARTICLE XI INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 11.1.      Seller Indemnification. . . . . . . . . . . . . . . . . . . 36
     SECTION 11.2.      Buyer Indemnification . . . . . . . . . . . . . . . . . . . 36
     SECTION 11.3.      Indemnification Procedures. . . . . . . . . . . . . . . . . 37
     SECTION 11.4.      Limits on Indemnification . . . . . . . . . . . . . . . . . 37
     SECTION 11.5.      Certain Damages . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 11.6       Exclusive Remedy. . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE XII GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 12.1.      Amendments. . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 12.2.      Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 12.3.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 12.4.      Successors and Assigns; Parties in Interest . . . . . . . . 40
     SECTION 12.5.      Severability. . . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 12.6.      Entire Agreement. . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 12.7.      Governing Law, Consent to Jurisdiction. . . . . . . . . . . 41
     SECTION 12.8.      Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 12.9.      Release of Information; Confidentiality . . . . . . . . . . 42
     SECTION 12.10.     Sole Obligation . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 12.11.     Certain Construction Rules. . . . . . . . . . . . . . . . . 42
     SECTION 12.12.     Survival. . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 12.13.     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 43

Exhibits
--------

A     - Seller's Approvals and Consents
B     - General Assignment, Conveyance and Bill of Sale
          Annex 1 - Intentionally Omitted
          Annex 2 - Leases
          Annex 3 - Improvements
          Annex 4 - Easements
          Annex 5 - Personal Property
          Annex 6 - Assigned Contracts
          Annex 7 - Permits
C     - Assumption Agreement


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Schedules
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1.1        - Seller's Individuals with Knowledge
4.3        - Seller's Conflicts/Consents
4.4        - Litigation; Orders
4.5        - Environmental Matters
4.6(a)     - Business Employees
4.6(c)     - Seller Plans
4.7        - Taxes
4.9        - Assigned Contracts
4.11       - Insurance
4.12       - Permits; Compliance with Applicable Law
4.13       - Certain Changes
4.14       - Fees
5.3        - Buyer's Conflicts/Consents
6.3(e)(i)  - Minimum Requirement


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
                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT, dated as of August 15, 2005 (this "Agreement"), is entered into by and between PENN OCTANE CORPORATION, a Delaware corporation ("Penn"), ("Seller"), and TRANSMONTAIGNE PRODUCT SERVICES INC. ("Buyer"). Buyer and Seller may be referred to herein individually as a "Party" or collectively as the "Parties."

                                    RECITALS

     Seller is the owner of various leases, contracts, a pumping station and other assets used by Seller in the purchase, transportation, marketing and sale of LPG, all of such leases, contracts, pumping station and other assets being more particularly described in the following provisions of this Agreement and collectively defined as the "Assets".

     Seller is also an affiliate of Rio Vista Operating Partnership L.P. ("Rio"), which, in turn, has concurrently executed a Purchase and Sale Agreement with Buyer for the acquisition by Buyer of various leases, pipelines, terminals, contracts and other assets used in the purchase, transportation, marketing and sale of LPG by Rio as well as the Equity Interests (defined below) which Rio has in Penn Octane de M xico, S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) duly incorporated and existing under the laws of Mexico ("POM"), and Termatsal S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) duly incorporated and existing under the laws of Mexico ("Termatsal"). Likewise, Rio has in place certain corporate and contractual arrangements based on which it has certain rights for indirect control of Tergas, S.A. de C.V., a limited liability company (sociedad de responsibilidad limitada de capital variable) duly incorporated and existing under the laws of Mexico ("Tergas"), which is owned by certain individuals of Mexican nationality (the "Individual Tergas Owners") (all of such Equity Interests in POM, Termatsal and Tergas being herein collectively referred to as the "Shares"). POM, Termatsal and Tergas are herein collectively referred to as the "Companies."

     It is the intent of the Parties hereto that the Closing of the transaction contemplated by this Agreement is specifically contingent upon the concurrent Closing of the transaction contemplated in the Purchase and Sale Agreement between Rio and Buyer.

     Buyer desires to purchase from Seller, and Seller is willing to sell to Buyer the Assets, as further described in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1  Certain Definitions.
                  -------------------

               As used in this Agreement, the terms set forth below shall have the following respective meanings:

     "Actively Employed" means that the individual is an employee of Seller on the day immediately prior to the Closing Date and on the Closing Date either such individual is performing his or her regular occupation for his or her employer (either at such employer's usual places of business or at some location to which such employer's business requires the employee to travel) or is on a previously scheduled and approved time-off, or such other leave of absence that would not have prevented such employee (if he or she had become a U.S. Continuing Employee as of the Closing Date) from receiving immediate coverage as of the Closing Date under the welfare benefit plans maintained by the Buyer Employer that will be provided to U.S. Continuing Employees as of the Closing Date.

     "Adverse Claim" means, with respect to any security or other financial instrument, an "adverse claim" as defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of Texas.

     "Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person or (b) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" has the meaning given in the Preamble.

     "Assets"  means  the  following  assets  of  Penn,  other than the Retained
Assets:

          (a) the lessee's or tenant's entire interest under the Seadrift Pipeline Lease including all rights thereunder to use the Seadrift Pipeline and the easements, rights of way, property use agreements, line rights, real property licenses and other similar interests in real property or contractual rights permitting such pipeline to be located in its present location;

          (b) all leases of real property (excluding the Seadrift Pipeline Lease and the four executive offices located in Houston, Texas, Seal Beach, California, El Segundo, California, and Palm Desert, California and all furniture, fixtures and equipment located therein) used in the conduct of the Business in the United States including those described on Annex 2 to the General Assignment (collectively, the "Leases");

          (c)     the  Exxon  Contract;

          (d) all structures, fixtures, facilities, pumping facilities and appurtenances located on or under the real property described in clauses (a) and
(b) above including those described on Annex 3 to the General Assignment (collectively, the "Improvements");

          (e) all easements, rights of way, property use agreements, line rights and real property licenses (including right-of-way Permits from railroads and road crossing Permits or other Permits from Governmental Authorities) held by Penn in connection with the conduct of the Business in the United States including, without limitation, those described on Annex 4 to the General Assignment (the "Easements");

          (f) to the extent the same do not constitute Improvements, any and all fittings, cathodic protection ground beds, rectifiers, local supervisory control software (SCADA), machinery, equipment, pumps, engines, pipes, valves, connections, gates, computer hardware and all other tangible personal property used in the Business including those described on Annex 5 to the General Assignment (the "Personal Property");

          (g) the contracts and agreements specifically related to the sale, purchase, marketing, transportation and storage of LPG in connection with the Business (including the Exxon Contract) and any leases of personal property to which Penn is a party and that are described on Annex 6 to the General Assignment (the "Assigned Contracts");

          (h) all permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals granted by any Governmental Authorities or third Persons to Penn or its predecessors in interest for the ownership or conduct of the Business, in each case to the extent the same are assignable by Seller including those listed on Annex 7 to the General Assignment (the "Permits");

          (i) all LPG and any other hydrocarbons (in whatever physical state) owned by Penn in connection with the Business (including any of the same classified as inventory) and whether located in storage facilities, pipelines, or other facilities or structures owned or leased by Penn or other Persons;

          (j) all books, records and documents relating to the ownership or operation of the Assets and Business (other than medical records of employees or medical records of independent contractors of Penn for which written consent of the applicable employee or independent contractor to the release of such records is not obtained) including all contract, tax, financial, technical, insurance (past and present), pipeline, right of way, system mapping, engineering, environmental, safety and permitting records, information and files (the "Books and Records"); excluding, however the records which will be retained by Seller (the "Retained Records"), which shall consist of (i) corporate records of Seller not directly related to the operation of the Assets or Business (ii) records necessary for Seller's continued operations following the Closing and (iii) copies of any records required in connection with preparation of any Tax Returns required to be filed by Seller or Seller's Affiliates;

          (k) all deposits and all service charges, utility bills and other goods or services prepaid by Penn in connection with the Business;

          (l) all claims, causes of action, rights and remedies arising out of the conduct of the Business or the ownership of the Assets; and

          (m) all patents and patent applications, and other intellectual property rights, United States or foreign, owned or licensed by Penn used in the conduct of the Business (provided, however, that the Assets shall not include trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights and copyright registrations and applications technology, know-how, and processes utilized or owned by Seller).

     "Assigned Contracts" has the meaning given in the subsection (g) of the definition of Assets.

     "Assumed Liabilities" means the liabilities, obligations, or Losses that occur and require payment, performance or resolution, as a result of and in the course of operation of the Business and the Assets during the period on or after the Closing Date.

     "Assumption Agreement" has the meaning given in Section 2.4(b).

     "Basket Amount" has the meaning given in Section 11.4(a).

     "Benefit Plan" means: (a) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, (b) each plan that would be an employee benefit plan if it was subject to ERISA, such as foreign plans and plans for directors, (c) each stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), and (d) each bonus, deferred compensation, incentive compensation, vacation or supplemental income plan, policy or arrangement.

     "Books and Records" has the meaning given in subsection (j) of the definition of Assets.

     "Business" shall mean the business currently conducted by Penn with respect to and including the Seadrift Pipeline, the Exxon Contract, the pumping station and the purchase, transportation, storage and marketing of LPG.

     "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in Texas are authorized or required by Law to remain closed.

     "Buyer" has the meaning given in the Preamble.

     "Buyer Confidentiality Agreement" means that certain letter agreement, dated as of June 6, 2005, by and between Rio and Buyer.

     "Buyer Employer" has the meaning given in Section 6.3(g)(i).

     "Closing" has the meaning given in Section 2.2.

     "Closing Date" has the meaning given in Section 2.2.

     "Closing Effective Time" means 7:00 a.m., central daylight time, on the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means any of POM, Termatsal or Tergas, and "Companies" shall mean all of them.

     "Contract" means any written contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage or insurance policy including any partnership, joint venture or operating agreement, any contract or agreement that grants a right of first refusal or right of first negotiation or other preferential right to a third party, any contract or agreement containing covenants limiting the freedom to engage in any line of business or to compete with any Person, any collective bargaining agreement, any employment, personal services, consulting, severance or similar agreement for any employees of Seller including, without limitation, the Assigned Contracts, the Exxon Contract and the Seadrift Pipeline Lease.

     "Deficiency Amount" means the difference between the Minimum Requirement and actual LPG inventory comprising the Assets at the Closing Effective Time as determined pursuant to Schedule 6.3(e)(i) in conjunction with the Purchase and Sale Agreement between Buyer and Rio.

     "Easements" has the meaning given in the subsection (e) of the definition of Assets.

     "Encumbrances" means any security interest, pledge, mortgage, lien (statutory or otherwise), charge, encumbrance, trust, Adverse Claim, preferential arrangement or restriction of any kind, including any restriction on the use, transfer, or other exercise of any attributes of ownership.

     "Environmental Audit" has the meaning given in Section 6.3(f)(i).

     "Environmental Condition" means:

     (a) the presence (or any Release) of a Hazardous Material from, in, on, under or onto any properties or the environment in alleged violation of any Environmental Laws;

     (b) the presence (or any Release) of a Hazardous Material from, in, on, under or onto any property or the environment that results in any Losses;

     (c) any proceedings or investigatory, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time threatened in writing, instituted, or completed against or in respect to any properties or any use or activity on any properties pursuant to any applicable Environmental Laws relating to Hazardous Materials or alleged violation of Environmental Laws;

     (d) the presence (or any Release) of a Hazardous Material from, in, on, under or onto any properties or the environment resulting in a Material Adverse Effect; or

     (e) any alleged violation of Environmental Laws that occurred prior to the Closing Date.

     "Environmental Laws" means any Law or Order relating to protection of the environment, including, persons or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential Release or regarding the manufacture, processing, production, gathering, transportation, generation, use, treatment, or storage of any Hazardous Materials.

     "Equity Interests" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting or certificated or non-certificated), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, or the right to vote in the decisions of such partnership, excluding debt securities convertible or exchangeable into such equity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means, with respect to any Person, any other Person that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first Person, or that is a member of the same "controlled group" as the first Person pursuant to Section 4001(a)(14) of ERISA.

     "Escrow Agent" means Stewart Title Company of Cameron County, Texas , 955 Paredes Line Road, Brownsville, Texas 78521.

     "Exxon Contract" means the Agreement, dated October 1, 1999, as amended on January 20, 2000, February 29, 2000 and the third amendment effective April 1, 2005, by and between Penn and Exxon U.S.A., a division of Exxon Corporation for the purchase of LPG for the period of October 1, 1999 through September 30, 2009.

     "General Conveyance" has the meaning given in Section 2.3(a).

     "Governmental Authority" means any U.S. federal, state, provincial or local government or governmental regulatory body and any of their respective subdivisions, agencies, instrumentalities, authorities or tribunals.

     "Hazardous Materials" means any substance, whether solid, liquid, gaseous, or any combination of the foregoing or any other substance not expressly mentioned herein: (a) that is listed, defined, or regulated as a "hazardous material," "hazardous waste," "solid waste," "hazardous substance," "toxic substance," "contaminant," or "pollutant" or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Laws or otherwise prohibited, limited or regulated under any Environmental Laws; (b) that is or contains asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, or explosive or radioactive materials, and (c) that is or contains petroleum hydrocarbons, petroleum products, natural gas, crude oil, or any components, fractions, or derivatives thereof.

     "Hire Date" has the meaning given in Section 6.3(g)(i).

     "Improvements" has the meaning given in the subsection (d) of the definition of Assets.

     "Indemnified Party" has the meaning given in Section 11.3.

     "Indemnifying Party" has the meaning given in Section 11.3.

     "Knowledge" means with respect to Seller, the actual knowledge after due inquiry of any of the individuals specified on Schedule 1.1.

     "Law" means any U.S. federal, state, provincial or local law, statute, rule, ordinance, code or regulation.

     "Leases" has the meaning given in the subsection (b) of the definition of Assets.

     "Legal Proceeding" means any judicial, administrative or arbitral action, suit, investigation or proceeding (public or private) by or before any U.S. court or other Governmental Authority.

     "Lien" means any lien, pledge, mortgage, deed of trust, security interest, attachment, levy or other similar encumbrance.

     "Losses" means claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs and expenses.

     "LPG" means liquefied petroleum gas.

     "Material Adverse Effect" means any condition, circumstance, event or effect that would be material and adverse to the operation or condition (financial or otherwise) of the Business, the Assets, or the financial condition of Seller including any casualty loss to, or taking through an eminent domain procedure of any of the Assets, in an amount of $50,000 or more.

     "Materiality Requirement" has the meaning given in Section 11.4(d).

     "Minimum Requirement" has the meaning given in Section 6.3(e)(i).

     "Order" means any order, judgment, injunction, ruling, or decree of any U.S. court or other Governmental Authority.

     "Owned Pumping Station" means the midline pumping station owned by Seller and located in Raymondville, Texas and associated equipment and improvements.

     "Party" or "Parties" has the meaning given in the Preamble.

     "Penn" has the meaning given in the Preamble.

     "Permits" has the meaning given in the subsection (h) of the definition of Assets.

     "Permitted Encumbrances" shall mean, with respect to or upon any of the Assets, any Liens, caveats, claims, rights (including rights of Governmental Authorities), reservations, exceptions, easements, rights of way, conditions, restrictions (including restrictive covenants and zoning and land use restrictions imposed by applicable laws, regulations and ordinances), leases, licenses and other similar title exceptions or other imperfections of title, restrictions or encumbrances affecting such Assets that were not incurred in the borrowing of money and, individually and in the aggregate, are not expected to have a Material Adverse Effect or materially interfere with the use of the Assets in the ordinary conduct of the Business.

     "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization or economic unit, Governmental Authority, government instrumentality or other entity of any kind.

     "Purchase Price" has the meaning given in Section 3.1(a).

     "Real Property" means the real property covered by the Seadrift Pipeline Lease, the Leases, the Improvements and the Easements.

     "Release" means any releasing, depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing.

     "Retained Assets" means all assets of Penn which are not intended to be transferred by Seller to Buyer including but not limited to:

     (a) the four executive offices located in Houston, Texas, Seal Beach, California, El Segundo, California, and Palm Desert, California and all furniture, fixtures and equipment (including computers) located therein;

     (b) trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights and copyright registrations and applications technology, know-how, and processes utilized or owned by Seller;

     (c)     the  Retained  Records;  and

     (d) all cash, accounts receivable, securities, notes receivable and other assets owned by Seller.

     "Retained Liabilities" means all liabilities, obligations and Losses of Penn relating to periods before the Closing Date other than the Assumed Liabilities including but not limited to:

     (a) all liabilities, obligations or Losses arising out of violations by Seller of Laws, including Environmental Laws;

     (b) all liabilities, obligations or Losses for criminal sanctions, fines, penalties or assessments imposed at any time by any competent court or Governmental Authority with respect to the conduct of the Business or operation of the Assets;

     (c) all liabilities, obligations or Losses arising from the transportation and disposal, or arrangement thereof, of Hazardous Materials by Seller or its agents off the Real Property or otherwise from Hazardous Materials that resulted from the Business that are Released or threatened to be Released from any non-Real Property;

     (d) all liabilities, obligations or Losses arising out of the easements and rights-of-way for the conduct of the Business or operation of the Assets prior to the Closing Date; and

     (e) all obligations, liabilities or Losses (including accounts payable and notes payable) that occur , and require payment, performance or resolution as a result of and in the course of operation of the Business and the Assets by Seller during the period before the Closing Date.

     "Retained Records" has the meaning given in subsection (j) of the definition of assets.

     "Rio" has the meaning given in the Recitals.

     "Seadrift Pipeline Lease" means the Ella-Brownsville Pipeline Lease Agreement, dated as of September 1, 1993, by and between Seadrift Pipeline Corporation, a Delaware corporation and Penn, as amended by the letter agreements dated May 27, 1999 and October 26, 1999.

     "Seadrift Pipeline" means the pipeline covered by the Seadrift Pipeline Lease.

     "Secured Debt Facility" means the Amended and Restated Line Letter entered into between Seller, and RZB Finance LLC, dated as of September 15, 2004, as the same may be amended, modified or supplemented and all mortgages, guarantees, reimbursement agreements, security agreements and other instruments, agreements or documents entered into or delivered by Seller or any Affiliate of Seller in connection therewith.

     "Secured Debt Lender" means RZB Finance LLC in its capacity as agent under the Secured Debt Facility.

     "Seller"  has  the  meaning  given  in  the  Preamble.

     "Seller Group" means the affiliated group of corporations of which Seller is the common parent, which join in the filing of a consolidated federal income tax return (and any similar group under state law).

     "Seller Plans" means all Benefit Plans that are sponsored, maintained or contributed to by Seller or an Affiliate of a Seller on behalf of the U.S. Business Employees.

     "Shares" has the meaning given in the Recitals.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, sociedad anonima, sociedad de responsabilidad limitada, whether incorporated in the U.S., Mexico or otherwise, or other entity of which a majority of the Equity Interests having ordinary voting power to elect a majority of the board of directors, board of managers or other similar managing body of such corporation, partnership, limited liability company, or other entity of any kind are owned by such Person.

     "Tax" or "Taxes" means any U.S. federal, state or local income, gross receipts, value added, ad valorem, sales and use, employment, social security, disability, occupation, property, severance, transfer, capital stock, excise or other taxes imposed by or on behalf of any Taxing Authority, including any interest, penalty or addition thereto.

     "Tax Indemnified Party" has the meaning given in Section 7.4(a).

     "Tax Indemnifying Party" has the meaning given in Section 7.4(a).

     "Tax Items" has the meaning given in Section 7.1.

     "Taxing Authority" means, with respect to any Tax, the U.S. Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

     "Tax Return" means any U.S. return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

     "Tergas" has the meaning given in the Recitals.

     "Termatsal" has the meaning given in the Recitals.

     "U.S. Business Employee" means any individual who is an employee of Seller and who is principally employed in the United States in connection with the Business, but excluding any employees of Seller who occupy management positions or administrative positions and who work in any of the Sellers four executive offices located in Houston, Texas, Seal Beach, California, El Segundo, California, or Palm Desert, California

     "U.S.  Continuing  Employee"  has  the  meaning given in Section 6.3(g)(i).

                                   ARTICLE II
                                   THE CLOSING

     SECTION 2.1 Purchase and Sale of the Assets.
                 -------------------------------

               At the Closing, upon the terms and subject to the satisfaction of the conditions precedent set forth in this Agreement, Seller shall sell, assign, transfer and convey to Buyer and Buyer shall purchase and acquire from the Seller, all right, title and interest of Seller in and to the Assets free and clear of any Liens or Encumbrances (other than Permitted Encumbrances). Buyer shall have the right to designate one or more of its Affiliates (including TransMontaigne Partners L.P.) to be the transferee of the Assets.

     SECTION 2.2  Closing.
                  -------
               The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Buyer in Denver, Colorado at 10:00 a.m. local time, on the fifth Business Day after the satisfaction or waiver of the conditions set forth in Articles VIII and IX or at such other time and date as the Parties may mutually agree (the "Closing Date").

     SECTION 2.3  Deliveries to Buyer.
                  -------------------
               At the Closing, Seller shall deliver, or shall cause to be delivered, to Buyer the following:

          (a) the executed General Assignment, Conveyance and Bill of Sale in the form attached as Exhibit B (the "General Conveyance");

          (b) the certificates referred to in Sections 8.3, 8.5, 8.6 and 8.10;

          (c) copies of the consents or approvals referenced in Section 8.8, 8.11, 8.12, 8.14 and 6.3(c) that are required, in addition to any other approvals obtained under Exhibit A;

          (d)     copies  of the release and termination documents referenced in
Section  8.7;  and

          (e)     the  agreement  required  under  Section  8.13.

     SECTION 2.4  Deliveries to Seller.
                  --------------------
               At the Closing, Buyer shall deliver to Seller the following:

          (a) a wire transfer of immediately available funds (to such accounts as Penn shall have specified to Buyer no later than one Business Day prior to the Closing) in an amount equal to the Purchase Price in accordance with Section 3.1(a);

          (b) the executed Assumption Agreement in the form of Exhibit C (the "Assumption Agreement");

          (c)     the  certificates  referred  to  in  Section 9.3, 9.5 and 9.6;

     SECTION 2.5  Proceedings at Closing.  All  proceedings to be  taken and all
                  ----------------------
documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                   ARTICLE III
                                 PURCHASE PRICE

     SECTION 3.1  Purchase Price.
                  --------------
     (a) The purchase price, for the Assets, to be paid by Buyer to Seller at the Closing will be $10,100,000 U.S. (as adjusted by Section 6.3 (the "Purchase Price")). Seller may instruct Buyer to pay a part of the Purchase Price directly to the Secured Debt Lender and/or other lenders in order to obtain a release of the Liens held by the Secured Debt Lender and/or other lenders, respectively, on the Assets.

     (b) In addition to the payment of the Purchase Price, at the Closing, Buyer (or its designated Affiliate) shall assume the Assumed Liabilities pursuant to the Assumption Agreement. Other than the Assumed Liabilities, Buyer shall not assume any Liabilities or obligations of Seller.

     (c) Seller will bear the cost of any documentary, stamp, sales, excise or other Taxes (if any) payable in respect of the sale and transfer of the Assets.

     SECTION 3.2  Payment of Consideration and Transfer of Assets at Closing.
                  ----------------------------------------------------------
               At the Closing, Buyer shall pay the Purchase Price to Seller and execute and deliver to Seller the Assumption Agreement, and Seller shall execute and deliver to Buyer the General Conveyance pursuant to which title to the Assets is transferred and conveyed to Buyer or one or more Affiliates of Buyer designated by Buyer.

     SECTION 3.3. Allocation.
                  ----------
               Seller and Buyer are each separately responsible for:

               (a) preparing Form 8594 (the "Form") Asset Acquisition Statement, under Section 1060 of the Code and the regulations promulgated thereunder, or any successor form; and

               (b) allocating the amount of the Purchase Price for the Assets on the Form. Seller and Buyer will attempt to reach agreement as to allocation of the Purchase Price to the Assets. However, if they are unable to agree as to the allocation to any asset, each Party will prepare its Form allocating the portion of the Purchase Price to each such asset upon which they disagree in the manner as each may determine in its sole discretion without regard to the manner in which the other Party allocates an amount of the Purchase Price to such asset on its Form. Buyer or Buyer's Affiliates, may make as necessary under applicable Tax Laws, any income tax withholdings deriving from the sale of the Assets. Buyer and Seller hereby agree that they will report the federal, state and other Tax consequences of the transaction contemplated by this Agreement in a manner consistent with the allocation on each Party's Form.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

               Seller represents and warrants to Buyer as follows as of the Closing Date:

     SECTION 4.1 Organization; Power and Authority.
                 ---------------------------------
               (a) Penn is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and is also qualified to transact business in each jurisdiction in which qualification is required.

               (b) Penn has all requisite corporate power and authority to own and operate its assets and properties and conduct its businesses and operations as presently being conducted.

     SECTION 4.2  Authorizations; Execution  and Validity.  (a)     Except  with
                  ---------------------------------------
respect to the transfer to Buyer or an Affiliate of Buyer of the Assets, as of the date of execution of this Agreement, Seller has all requisite corporate, and other power and authority to execute and deliver and to perform its obligations under this Agreement and to consummate the transaction contemplated hereby.

               (b) As of the Closing Date, and subject to obtaining the approval of the holders of a majority of the Equity Interests in Penn, Seller will have all requisite corporate, and other power and authority to consummate the transfer to Buyer or to an Affiliate of Buyer of the Assets.

               (c) Except with respect to the transfer to Buyer or an Affiliate of Buyer of the Assets, as of the date of execution of this Agreement, the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transaction contemplated hereby have been duly authorized by all necessary corporate, and other action on the part of Seller.

               (d) As of the Closing Date, and subject to obtaining the approval of the holders of a majority of the Equity Interests in Penn, the performance by Seller of its obligation to consummate the transfer to Buyer or to an Affiliate of Buyer of the Assets and the Shares shall have been duly authorized by all necessary corporate, partnership and other action on the part of Seller.

               (e) Except with respect to the transfer to Buyer or an Affiliate of Buyer of the Assets, as of the date of execution of this Agreement, this Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or general principles of equity.

               (f) As of the Closing Date, and subject to obtaining the approval of the holders of a majority of the Equity Interests in Penn, this Agreement will constitute a valid and binding obligation of Seller with respect to the performance by Seller of its obligation to consummate the transfer to Buyer or to an Affiliate of Buyer of the Assets, and such obligation shall be enforceable against Seller in accordance with the terms of this Agreement, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or general principles of equity.

     SECTION 4.3  No Conflicts; Consents.
                  ----------------------
               Except as set forth on Schedule 4.3 or (in the case of (a), (c) or (d) below) as could not be reasonably expected to have a Material Adverse Effect, none of the execution and delivery by Seller of this Agreement, the performance by Seller of its obligations under this Agreement or the consummation by Seller of the transaction contemplated hereby will:

               (a)     violate  any  Law  or  Order;

               (b) violate the certificate of incorporation or bylaws of Penn;

               (c) violate any Contract to which Seller is a party or by which Seller, or its properties are bound; or

               (d) require any consent from or filing with any Governmental Authority or any consent from any other Person.

     SECTION 4.4  Litigation; Orders.
                  ------------------
               Schedule 4.4 lists all Legal Proceedings pending or, to Seller's Knowledge, threatened against Seller and arising out of or relating to the Business and the Assets. There are no Legal Proceedings pending against Seller or, to Seller's Knowledge, threatened against Seller that question the validity of this Agreement or any action taken or to be taken by Seller in connection with, or which seek to enjoin or obtain monetary damages in respect of, this Agreement or the consummation by Seller of the transaction contemplated hereby.

     SECTION 4.5  Environmental Matters.
                  ---------------------
               Except as set forth in Schedule 4.5 or as could not be reasonably expected to have a Material Adverse Effect:

               (a) the operations and activities of Seller in respect of the Business and the Assets are in compliance with all applicable Environmental Laws;

               (b) Seller (in respect of the Business and the Assets) is not subject to any existing, pending or, to Seller's Knowledge, threatened Legal Proceedings under any Environmental Law;

               (c) all Permits, if any, required to be obtained or filed by Seller under any Environmental Law in connection with the Business or their respective properties and the Assets have been obtained or filed and are valid and currently in full force and effect;

               (d) there has been no Release created or caused by Seller of any Hazardous Material into the environment by Seller or, to the Knowledge of Seller, in connection with the Business and the Assets;

               (e) no Environmental Condition created or caused by Seller exists at any of the Real Property; and

               (f) Seller is not subject to liability under applicable Environmental Laws arising in connection with the transportation and off-site disposal or arrangement thereof of any Hazardous Materials by Seller or any agent of Seller from Hazardous Materials that resulted from the Business that are Released or threatened to be Released from any non-Real Property.

     SECTION 4.6  Employee and Benefit Matters.
                  ----------------------------

               (a) Schedule 4.6(a) sets forth a true, correct and complete list, as of the date set forth therein, of all U.S. Business Employees and the name of each U.S. Business Employee's employer. The list described in the preceding sentence shows each such employee's name, job title, hire date, work location, employer's name, accrued and unused vacation, and current base salary or base wages. No changes in such base salary or base wages for such employees have been made, promised or authorized since December 31, 2004. There are no loans or other obligations payable or owing by Seller to any such employee, except salaries, wages, bonuses and salary advances and reimbursement of expenses incurred and accrued in the ordinary course of business, nor are any loans or debts payable or owing by any such individuals to Seller nor has Seller guaranteed any of such individual's respective loans or obligations.

               (b)     With respect to the U.S. Business Employees:

                    (i) none are represented by a union or other collective bargaining entity;

                    (ii) there  has not occurred, nor, to Seller's Knowledge has there been threatened, a labor strike, request for representation, work stoppage or lockout in the past five years;

                   (iii) Seller  has  not received written notice of any charges before any Governmental Authority responsible for the prevention of unlawful employment practices and, to the Knowledge of Seller, no such charges are threatened;

                    (iv) Seller  has  not  received  written notice of any claim relating to employment or loss of employment and, to the Knowledge of Seller, no such claims are threatened;

                    (v) Seller has not received written notice of any investigation by a Governmental Authority responsible for the enforcement of labor or employment regulations and, to Seller's Knowledge, no such investigation is threatened; and

                    (vi) no  consent  of  any  union,  works  council  or  other employee group is required for, and no agreement restricts the execution of this Agreement, the consummation of any of the transaction contemplated hereby, or the closing or relocation of any facility.

               (c) Seller does not sponsor, maintain, contribute or have an obligation to contribute to any Benefit Plan. Schedule 4.6(c) sets forth a true, correct and complete list, as of the date hereof, of all Seller Plans. On or before the date hereof, Seller has delivered to Buyer copies of each of the Seller Plans and, to the extent applicable, the most recent summary plan description relating to such plans.

               (d) With respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA, that is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the date of this Agreement, by Seller or any ERISA Affiliate of Seller):

                    (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied;

                    (ii) no  liability  to  the  Pension  Benefit  Guaranty
                         Corporation has been incurred by any such entity, which liability has not been satisfied;

                   (iii) no  accumulated  funding  deficiency,  whether  or  not waived,  within  the meaning of Section 302 of ERISA or
                         Section  412  of  the  Code  has  been  incurred;

                    (iv) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

                    (v) no condition exists or event or transaction has occurred with respect to any such plan which would reasonably be expected to result in Buyer incurring any liability, fine or penalty.

     SECTION 4.7  Taxes.
                  -----
               Except as set forth on Schedule 4.7 or as could not reasonably be expected to have a Material Adverse Effect:

               (a) all Tax Returns that are required to be filed on or before the Closing Date by Seller have been duly and timely filed;

               (b) all Taxes that are shown to be due on such Tax Returns have been timely paid in full or fully accrued;

               (c) all withholding Tax requirements imposed on Seller have been satisfied in full in all respects, except for amounts that are being contested in good faith (which contested amounts are disclosed on Schedule 4.7);

               (d) Seller does not have in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency;

               (e) there are no pending proposed deficiencies or other written claims for unpaid Taxes of Seller; and.

               (f) that the tangible personal property being transferred to Buyer pursuant to this Agreement constitutes the entire operating assets of a separate branch, division, or identifiable segment of a business as such phrase is used in Sec. 151.304(b)(2) of the Texas Tax Code and Sec. 3.316(d) of Title 34 of the Texas Administrative Code. Therefore, Buyer's acquisition of such property (excluding motor vehicles) is exempt from Texas sales and use taxes as an occasional sale pursuant to Sec. 151.304 of the Texas Tax Code and Sec.3.316(d) of Title 34 of the Texas Administrative Code.

     SECTION 4.8  Title to Assets.
                  ---------------
               The delivery by Seller to Buyer at the Closing of the General Conveyance in accordance with the terms of this Agreement will vest in Buyer on the Closing Date good and indefeasible title to the Assets free and clear of all Encumbrances other than Permitted Encumbrances.

     SECTION 4.9  Assigned Contracts.
                  ------------------
               Each Assigned Contract to which Seller is a party in connection with the conduct of the Business or by which any of the Assets are bound or encumbered by or subject to (excluding the secured debt documents), and each Assigned Contract to which Seller is a party or by which any asset or property of Seller is bound or encumbered by or subject to, is described on Schedule 4.9. Seller has provided or made available to Buyer true and correct copies of each Assigned Contract identified on Schedule 4.9 and each amendment thereto. Except as described on Schedule 4.9, Seller is not in breach or default in the performance of its duties and obligations under any Assigned Contract that could reasonably be expected to have a Material Adverse Effect. To Seller's Knowledge, none of the other parties to any Assigned Contract described on Schedule 4.9 is in breach or default in the performance of its duties and obligations under such Assigned Contract that could reasonably be expected to have a Material Adverse Effect and none of such Assigned Contracts has been terminated or revoked by any such other party.

     SECTION 4.10  Sufficiency of Assets.
                   ---------------------
               The Assets to be conveyed and transferred to Buyer at the Closing shall constitute all of the tangible and intangible property, rights, benefits, privileges, assets and entitlements that are necessary for Buyer to continue the Business after the Closing on substantially the same basis as the Business has been conducted over the 12 month period preceding the Closing Date; assuming, however, that Buyer provides the necessary managerial, administrative and accounting personnel and systems to oversee and administer the operation of the Business.

     SECTION 4.11  Insurance.
                   ---------
               Schedule 4.11 lists all current insurance policies that are maintained by Seller for the benefit of the Business and the Assets. Except as listed on listed on Schedule 4.11, all of the policies listed on Schedule 4.11 are in full force and effect, all premiums due thereon have been paid, and Seller has complied in all material respects with the provisions of such policies.

     SECTION 4.12  Permits; Compliance with Applicable Law.
                   ---------------------------------------

               Except as set forth in Schedule 4.12:

               (a) Seller holds all Permits necessary for the lawful conduct of the Business and operation of the Assets under and pursuant to, and have complied with and are not in default under or in violation of, any applicable Law, including, without limitation, regulations of the Texas Railroad Commission and the Federal Energy Regulatory Commission except in each case where the failure to hold such Permit or such non-compliance or default could not reasonably be expected to cause a Material Adverse Effect. To Seller's Knowledge, the Business and operation of the Assets are not being conducted in violation of any applicable Law, Permit or any Order, except for any such violation which could not reasonably be expected to have a Material Adverse Effect.

               (b) Seller has not received any notice or other communication from any Governmental Authority asserting (i) any violation of Law arising out of the conduct of the Business and operation of the Assets, (ii) any violation of or failure to comply with the term or requirement of any Permits, or (iii) any revocation, withdrawal, suspension, cancellation, termination or modification of any Permit, except for violations, failures to comply, revocations, withdrawals, suspensions, cancellations, terminations or modifications which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.13  Absence of Certain Changes.
                   --------------------------
               Except as set forth on Schedule 4.13, since December 31, 2004, there has not been any:

               (a) damage to or destruction or loss of any material asset or property of Seller, including, without limitation, the Assets;

               (b) sale, lease or disposition of any material asset or property of the Seller, including, without limitation, the Assets, other than the sale of LPG in the ordinary course of the Business;

               (c) cancellation or waiver of any claims or rights with respect to the Business or Assets in excess of $20,000;

               (d) material change in the accounting methods used by Seller except as required by Law, Order or generally accepted accounting practices in the United States;

               (e) single capital expenditure by Seller in excess of $20,000 for additions to property or equipment, including, without limitation, the Assets, or aggregate capital expenditures in excess of $40,000;

               (f) termination or cancellation of a Contract that, prior to such termination or cancellation, involved the payment to or receipt by Seller or any Affiliate of Seller of amounts in excess of $100,000;

               (g) other event or occurrence (whether or not covered by insurance) that has resulted in a change that has a Material Adverse Effect or could reasonably be expected to result in a change that has a Material Adverse Effect; or

               (h)     legal  commitment  by  Seller  to  any  of the foregoing.

     SECTION 4.14  Fees.
                   ----

               Except as set out in Schedule 4.14, Seller has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transaction contemplated hereby.

     SECTION 4.15  Disclaimer.
                   ----------
               Except to the extent expressly set forth in this Agreement, Seller makes no representations or warranties whatsoever (whether express, implied, by statute, common law or otherwise) and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Buyer. Without limiting the generality of the foregoing, SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

     Buyer  represents and warrants to Seller as follows as of the Closing Date:

     SECTION 5.1  Organization; Power and Authority.
                  ---------------------------------
               Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has all requisite corporate power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.

     SECTION 5.2  Authorizations; Execution and Validity.
                  --------------------------------------

               (a) As of the date of execution of this Agreement, the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations under this Agreement and the consummation by Buyer of the transaction contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer.

               (b) This Agreement upon being executed and delivered by Buyer, constitutes a valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or general principles of equity.

     SECTION 5.3  No Conflicts; Consents.
                  ----------------------
               Except as set forth in Schedule 5.3, none of the execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations under this Agreement or the consummation by Buyer of the transaction contemplated hereby will:

               (a) violate any Law or Order, except as would not materially adversely affect the ability of Buyer to perform its obligations under and consummate the transaction contemplated by this Agreement;

               (b) violate the certificate of incorporation, by-laws or other corporate governance instruments of Buyer;

               (c) require any consent from or filing with any Governmental Authority, or any consent from any other Person , except as would not materially adversely affect the ability of Buyer to perform its obligations under and consummate the transaction contemplated by this Agreement; or

               (d) violate or breach any material contract of Buyer, except as would not material adversely affect the ability of Buyer to perform its obligations under and consummate the transaction contemplated by this Agreement.

     SECTION 5.4  Litigation.
                  ----------
               There are no Legal Proceedings pending or, to Buyer's knowledge, threatened against Buyer that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with, or which seek to enjoin or obtain monetary damages in respect of, this Agreement or the consummation by Buyer of the transaction contemplated hereby.

     SECTION 5.5  Investment Intent; Sophisticated Buyer.
                  --------------------------------------
               Buyer:

               (a) is an informed sophisticated Person with sufficient knowledge and experience in investment and financial matters so as to be capable of evaluating the risks and merits of its purchase of the Assets;

               (b) acknowledges that the purchase of the Assets are consistent with its general investment objectives;

               (c) understands that the purchase of the Assets involves a high degree of risk;

               (d) is financially able to bear the risks of purchasing the Assets;

               (e) has had an opportunity to discuss the business, management and financial affairs of the Business and the Assets with Seller and, in entering into this Agreement, is relying upon the representations, warranties and other terms and provisions of this Agreement and on its informed conclusions of its own investigations of the Business and the Assets.

     SECTION 5.6  Financial Ability.
                  -----------------
               Buyer has, and will have as of the Closing Date, sufficient funds with which to pay the Purchase Price and consummate the transaction contemplated by this Agreement.

     SECTION 5.7  Fees.
                  ----
               Buyer has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transaction contemplated hereby.

     SECTION 5.8  Disclaimer.
                  ----------
               Except to the extent expressly set forth in this Agreement, Buyer makes no representations or warranties whatsoever (whether express, implied, by statute, common law, or otherwise) and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Seller.

                                   ARTICLE VI
                                    COVENANTS

     SECTION  6.1  Covenants  of  Seller.
                   ---------------------

               Seller covenants and agrees that:

               (a)     Conduct  of  Business.  Until  the  Closing  Date, Seller
                       ---------------------
shall (unless Buyer shall otherwise consent in writing or as necessary for Seller to carry out its obligations under the Assigned Contracts set forth on
Schedule 4.9, required by Law or Order, or as otherwise specifically contemplated by this Agreement):

                    (i) use its commercially reasonable efforts to operate the Assets and Business in the usual, regular and ordinary manner consistent with past practice, and use their commercially reasonable efforts to preserve their present business operations, organization and goodwill, including, without limitation, those involving the Business;

                    (ii) maintain  books,  accounts  and  records  in the usual, regular and ordinary manner, on a basis consistent with prior years, and comply in all material respects with all contractual and other obligations, including, without limitation, those involving the Assigned Contracts;

                   (iii) comply  in  all material  respects  with all applicable
                         Laws  to  which  they  are  subject;

                    (iv) not  create,  incur  or  assume  any  debt,  except  in connection with the Secured Debt Facility, for borrowed money that is secured by a Lien on any of the Assets;

                    (v)  not  make  any material election with respect to Taxes;

                    (vi) not amend or modify the organizational documents of the
                         Seller;

                   (vii) not  amend  any of the Contracts referenced on Schedule
                         4.9 or enter into any material Contract relating to the Business;

                  (viii) not  release  or  waive any material rights or benefits relating  to  the  Business  or  the  Assets;  or

                    (ix) not  agree  to take any action or actions prohibited by any  of  the  foregoing  clauses  (i)  through  (viii).

               (b)     Commercially  Reasonable  Efforts.  Between  the  date of
                       ---------------------------------
this Agreement and the Closing Date, Seller will use its commercially reasonable efforts to cause the conditions set forth in Article VIII to be satisfied including obtaining consents to assignment, in a form that is mutually agreed to by both Parties, from the counterparties under each Contract comprising a part of the Assets.

          (c)     No  Solicitation.
                  ----------------

               (i) From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Closing, the Seller and its

Affiliates shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent:

               (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for (w) a transaction pursuant to which any person or entity (or group of persons or entities) (a "Third Party") other than the Buyer or its Affiliates, may acquire the Assets , (x) a transaction pursuant to which a Third Party may acquire more than 50% of the outstanding Equity Interests of the Seller pursuant to a tender offer or exchange offer or otherwise, (y) a merger or other business combination involving the Seller pursuant to which any Third Party may acquire more than 50% of the outstanding Equity Interests of the Seller or of the entity surviving such merger or business combination, or (z) any other transaction pursuant to which any Third Party may acquire control of assets of the Seller having a fair market value equal to more than 50% of the fair market value of all the assets of the Seller immediately prior to such transaction, other than the transaction contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),

               (B) engage in negotiations or discussions concerning, or provide any non-public information to any Third Party relating to, any Acquisition Proposal, or

               (C)  agree  to  or  recommend any Acquisition Proposal; provided,
                                                                       --------
however,  that  nothing  contained in this Agreement shall, so long as Seller is
-------
not in material breach of its obligations under this Section 6.3(c) and subject to the provisions of Section 6.1 (c) (iii), prevent the Seller or its Board of Directors from:

               (1) furnishing information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited bona fide written Acquisition Proposal (an "Unsolicited Acquisition Proposal") by such Third Party or recommending an Unsolicited Acquisition Proposal to the holders of the Equity Interests of the Seller, if and only to the extent that:

                    (I) the Board of Directors of the Seller believes in good faith (after consultation with, and receiving an opinion from, a financial advisor) that such Unsolicited Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of the Equity Interests of the Seller, from a financial point of view, than the transaction contemplated by this Agreement (any such more favorable Unsolicited Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors determines in good faith after consultation with outside legal counsel that such action is advisable in accordance with the fiduciary duties of the Board of Directors to holders of the Equity Interests under applicable law, and

                    (II) prior to furnishing non-public information to, or entering into discussions or negotiations with, such Third Party, such Board of Directors receives from such Third Party an executed confidentiality agreement with terms no less favorable to the Seller than those contained in the confidentiality agreement between the Buyer and the Seller dated June 6, 2005.

               (2) complying with Rule 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934 or other applicable law or regulation with regard to an Unsolicited Acquisition Proposal; provided, however, that neither the Seller nor its Board of Directors shall, except as permitted by paragraph (1) of this
               Section 6.1(c)(i), propose to approve or recommend an Unsolicited Acquisition Proposal, or

               (3) entering into an agreement to consummate a Superior Proposal (provided that the Seller shall have terminated this Agreement pursuant to Section 10.1(e)).

               (ii) The Seller will immediately cease any and all existing activities, discussions or negotiations with any parties conducted prior to the execution of this Agreement of the nature described in Section 6.1(c)(i) and will use reasonable efforts to obtain the return of any confidential information furnished to any such parties.

               (iii) The Seller shall notify the Buyer promptly after receipt by the Seller of any Unsolicited Acquisition Proposal or any request for nonpublic information in connection with an Unsolicited Acquisition Proposal or for access to the properties, books or records of the Seller by any Third Party that informs the Seller that it is considering making, or has made, an Unsolicited Acquisition Proposal.

     SECTION 6.2  Covenants of Buyer.
                  ------------------
               Buyer  covenants  and  agrees  that:

               (a)     Return  of  Information.  In  the event of termination of
                       -----------------------
this Agreement, Buyer will return or cause to be returned to Seller all documents and other materials obtained from, or on behalf of, Seller in connection with the transaction contemplated hereby and will keep confidential any such information in accordance with the terms of the Buyer Confidentiality Agreement;

               (b)   Seller's  Access  to Documents; Preservation  of  Books and
                     -----------------------------------------------------------
Records.
-------

                    If  the  Closing  occurs:

               (i) For a period of three years from the Closing Date, (A) Buyer shall not dispose of or destroy any of the Books and Records of Seller transferred to Buyer pursuant to this Agreement, without first offering to turn over possession thereof to Seller by written notice to Seller at least 90 days prior to the proposed date of such disposition or destruction, and
                    (B) Buyer shall allow Seller and its agents access to all Books and Records (provided, however, that any such access or copying shall be had or done in such a manner so as not to unduly interfere with the normal conduct of Buyer's businesses);

               (ii) At  least  90  days prior to the completion of the aforesaid period, Seller may advise Buyer in writing whether Seller desires to obtain possession of any of the documents which were delivered to Buyer at Closing. To the extent that Buyer has decided to dispose of or destroy such documents and not continue to retain such documents pursuant to the provisions of Section 6.2 (b)(i), Seller shall be entitled to receive possession of such documents upon its request as provided in this subparagraph;

              (iii) The  three  year  period  referred  to  in Section 6.2(b)(i)
                    shall be extended in the event that Seller advises Buyer in writing that any Legal Proceeding or investigation is pending or threatened at the termination of such three year period and such extension shall continue until any such Legal Proceeding or investigation has been settled through judgment or otherwise and/or is no longer pending or threatened.

               (c)     Commercially  Reasonable  Efforts.  Between  the  date of
                       ---------------------------------
this Agreement and the Closing Date, Buyer will use its commercially reasonable efforts to cause the conditions set forth in Article IX to be satisfied.

     SECTION 6.3  Other Covenants.
                  ---------------
               (a)     Tax Proration.  Ad valorem and real and tangible personal
                       -------------
property taxes with respect to the Assets for the calendar year in which the Closing occurs shall be prorated between Seller and Buyer as of the Closing
Date. If the amount of such Taxes with respect to any of the Assets for the calendar year in which the Closing occurs has not been determined as of the Closing Date, then the Taxes with respect to such Assets for the preceding calendar year shall be used to calculate such prorations. Seller's portion of the prorated Taxes shall be applied as a credit against (thus a reduction of) the Purchase Price due from Buyer at the Closing.

               (b)     Intentionally Deleted.
                       ---------------------

               (c)     Assignments Requiring Consents.  To the extent that any
                       ------------------------------
Contract, Permit, Easement or Lease is not assignable by the terms thereof or consent to the assignment thereof cannot be obtained by Seller prior to Closing, then if Buyer elects to proceed with the Closing without obtaining such consent, such Contract, Permit, Easement or Lease shall be held by Seller in trust for Buyer and shall be performed by Buyer in the name of the Seller and all benefits and obligations derived thereunder shall be for the account of Buyer and at no cost to Buyer; provided, where entitlement of Buyer to such Contract, Permit, Easement or Lease is not recognized by any third Person, Seller shall at the request of Buyer and at Buyer's expense and enforce at no cost to Buyer in a reasonable manner and under the direction and control of Buyer, any and all rights of Seller against such third Person or otherwise available under the same.

               (d)     Removal of Seller's Name.  Within 90 days after the
                       ------------------------
Closing Date, Buyer shall remove or cause to be removed the name Penn Octane or any variations and derivations thereof or logos relating thereto from the Assets (including all pipeline markers) and Buyer shall not thereafter make any use whatsoever of such names or logos.

               (e)   Minimum Requirement.
                     -------------------

               (i) The Purchase Price has been determined based on the volume and quality of (A) the LPG inventory comprising the Assets to be transferred to Buyer at the Closing and (B) the LPG in the storage operated by the Companies, being no less than the minimum levels and standards for LPG inventory set forth on Schedule 6.3(e)(i) (the "Minimum Requirement").

               (ii) To  determine  whether the Minimum Requirement is satisfied,
                    Seller  and  Buyer  shall  cause the procedures described in
                    Schedule 6.3(e)(i) to be implemented within or by the periods of time indicated in such Schedule 6.3(e)(i). If pursuant to Schedule 6.3(e)(i) it is determined that the Minimum Requirement was not satisfied as of the Closing Effective Time, then Seller shall pay to Buyer the Deficiency Amount as described in and determined pursuant to such Schedule 6.3(e)(i), such payment to be made by Seller to Buyer within five Business Days of such determination. If pursuant to Schedule 6.3(e)(i) it is determined that the Minimum

                    Requirement was exceeded as of the Closing Effective Time, then Buyer shall pay to Seller the Excess Amount as described in and determined pursuant to such Schedule 6.3(e)(i), such payment to be made by Buyer to Seller within five Business Days of such determination.

               (f)  Environmental  Inspection.
                    -------------------------

               (i) Until five Business Days prior to Closing, Buyer shall have the right to investigate, inspect, audit, study and test the Real Property, including the soil, groundwater and all other physical features, for the existence of Environmental Conditions and violations of Environmental Laws (the "Environmental Audit"). The scope, sequence and timing of the Environmental Audit shall be at the sole discretion of Buyer. The cost and expense of the Environmental Audit shall be born by Buyer.

               (ii) Buyer  may  confer  with Governmental Authorities and review and copy all records of Governmental Authorities with respect to the Real Property in connection with the Environmental Audit.

              (iii) If  the Environmental Audit reveals, or at any time prior to
                    Closing Buyer otherwise becomes aware of, the existence of any Environmental Condition or violation of Environmental
                    Law which Buyer, in its sole discretion, is unwilling to accept, Buyer shall have the right and option to:

                    (A) allow Seller additional time prior to Closing (as determined by Buyer) in which to undertake actions sufficient, in the reasonable judgment of Buyer, to remedy any such Environmental Condition or violation of Environmental Law, in which case the Closing shall be postponed by such additional time period;

                    (B) attempt to negotiate with Buyer a reduction in the Purchase Price so as to compensate Buyer for costs and damages which may be associated with any such Environmental Condition or violation of Environmental Law; or

                    (C) attempt to negotiate with Buyer any other agreement with respect to any such Environmental Condition or violation of Environmental Law. Buyer's obligation to close the transaction contemplated by this Agreement shall be conditioned upon such Environmental Condition(s) and violation(s) of Environmental Law being fully remedied by the Closing or Buyer and Seller having reached an agreement that permits the Closing to occur without such full remedy having been completed by the Closing.

               (iv) If  Seller  is  unable  or  unwilling  to  remedy  any  such
                    Environmental Condition or violation of Environmental Law or if Seller and Buyer are unable to reach an agreement as contemplated under subsections (B) or (C) above, then either Buyer or Seller may terminate this Agreement without any further obligation or liability of any Party.

               (g)  Employee  and  Benefit  Matters.
                    -------------------------------

               (i)  Seller  shall  make  available  to  Buyer  all U.S. Business
                    Employees, as set forth on Schedule 4.6(a), to discuss potential employment with Buyer or an Affiliate of Buyer (such entity that makes employment offers being the "Buyer Employer"). Seller shall provide Buyer with an updated list of the U.S. Business Employees within five (5) days of the date upon which any change therein has occurred. On or before the Closing Date, but effective as of the Closing Date and conditioned upon the occurrence of the Closing, Buyer shall cause the Buyer Employer to make offers of employment to the U.S. Business Employees who are employed by Seller or an Affiliate of Seller immediately prior to the Closing Date and who are selected by the Buyer Employer in its sole discretion upon written notice to Seller at least five days prior to the Closing Date. The terms and conditions of each such offer of employment shall be on terms and conditions determined by the Buyer Employer, in its sole discretion, that are consistent with the provisions of this Section 6.3(g). All offers of employment shall be subject to the Buyer Employer's policies concerning background and security checks and drug/substance abuse testing. As used in this Agreement, the term "U.S. Continuing Employee" means each U.S. Business Employee who accepts an offer of employment from the Buyer Employer as provided in the preceding provisions of this paragraph and reports to work and commences active duty for the Buyer Employer. The "Hire Date" for each U.S. Business Employee who accepts an employment offer from the Buyer Employer pursuant to the terms of this paragraph and who actually becomes employed by the Buyer Employer in accordance with such offer shall be the Closing Date, except with respect to those individuals to whom employment offers are made and (A) who are not Actively Employed as of the Closing Date, in which case the Hire Date shall be the date upon which such individual is able to and does commence active duty with the Buyer Employer, or (B) with respect to whom Buyer and Seller have agreed will have a later Hire Date.

               (ii) For  a  period  of  not  less than one year beginning on the
                    Closing Date, Buyer shall cause the Buyer Employer to provide the U.S. Continuing Employees while employed by the Buyer Employer during such period with employee benefits on a basis substantially similar to those provided to similarly situated employees of the Buyer Employer. From and after the applicable Hire Date, for purposes of (x) eligibility to participate in, and vesting under, the employee benefit plans that are intended to be qualified under Section 401 of the Code and that are maintained after such date by the Buyer Employer and (y) eligibility and benefit determination under the vacation policies maintained by the Buyer Employer, Buyer shall cause the Buyer Employer to recognize each U.S. Continuing Employee's years of service for corresponding purposes that were credited prior to such U.S. Continuing Employee's Hire Date under the corresponding Seller Plans in which the U.S. Continuing Employee participated immediately prior to the Closing Date. Promptly after each U.S. Continuing Employee's Hire Date, Seller shall provide written notice to Buyer of such prior service credit.

              (iii) On  or  before  each  U.S. Continuing  Employee's Hire Date,
                    Seller shall (A) take any necessary action to fully vest as of such date the U.S. Continuing Employee's account balances and other accrued benefits under all Seller Plans that are intended to be qualified under Section 401 of the Code and
                    (B) take such actions, if any, as may be necessary to permit the continuation of loan repayments after such date by the U.S. Continuing Employee if he or she has an outstanding loan from any such Seller Plan as of such date. Such loan repayments shall be made directly by the U.S. Continuing Employee to the applicable Seller Plan, and shall be permitted so long as the U.S. Continuing Employee remains employed by the Buyer Employer or any of its Affiliates.

               (iv) Buyer  and  its Affiliates shall not have any responsibility or liability with respect to the Seller Plans. Any and all liabilities for severance payments and other amounts owed with respect to a U.S. Business Employee (a) who is not offered employment with Buyer, the Buyer Employer or any of their Affiliates, or (b) who is otherwise not employed by Buyer, the Buyer Employer or any of their Affiliates or (c) whose employment with Seller is terminated for any reason whatsoever shall, in each such case, remain the responsibility of Seller.

               Nothing in this Agreement shall require or be construed or interpreted as requiring Buyer, the Buyer Employer or any of their Affiliates to continue the employment of any of the U.S. Continuing Employees following the Closing Date, or to prevent Buyer, the Buyer Employer or any of their Affiliates from changing the terms and conditions of employment (including compensation and benefits) of any of the U.S. Continuing Employees following the Closing Date. Without limiting the generality of Section 12.4, this Section 6.3(g) is not intended to confer upon any U.S. Business Employee or U.S. Continuing Employee any rights or remedies hereunder.

               (h)  Schedules.  If  on  the  date  on  which  this  Agreement is
                    ---------
executed by all Parties hereto, any schedule to this Agreement has not been completed, then such schedule shall be completed as promptly as commercially practical and such completed schedule shall be treated as if it had been delivered on the date of this Agreement. No representation or warranty contained in this Agreement shall be deemed breached as of the date of the making of such representation or warranty by reason of the fact that the relevant schedule was incomplete as of such date, provided that a complete schedule that renders true such representation or warranty is delivered pursuant to this Section 6.3 (h) at least ten Business Days before the Closing.

                                   ARTICLE VII
                                   TAX MATTERS

     SECTION 7.1.  Preparation and Filing of Tax Returns.
                   -------------------------------------
               Seller shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of the Seller Group for all periods ending on or before the Closing Date, all items of income, gain, loss, deduction or credit ("Tax Items") of Seller and associated with the Assets that are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate Taxing Authorities, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the periods covered by such Tax Returns.

     SECTION 7.2.  Seller's Tax Indemnification.
                   ----------------------------
               Seller hereby agrees to protect, defend, indemnify and hold harmless Buyer from and against, and agrees to pay all Taxes associated with the Business and the Assets for all periods ending on or before the Closing Date and Taxes under Section 3.1(c).

     SECTION 7.3.  Buyer's Tax Indemnification.
                   ---------------------------
               Buyer hereby agrees to protect, defend, indemnify and hold harmless Seller from and against, and agrees to pay, any Taxes associated with the Business and the Assets attributable to the time period after the Closing Date.

     SECTION 7.4.  Tax Indemnification Procedures.
                   ------------------------------
               (a) If a claim ("Tax Indemnified Claim") shall be made by any Taxing Authority that, if successful, would result in the indemnification of a Party under this Agreement (referred to herein as the "Tax Indemnified Party"), the Tax Indemnified Party shall promptly notify the party obligated under this Agreement to so indemnify (referred to herein as the "Tax Indemnifying Party") in writing of such fact.

               (b) The Tax Indemnifying Party shall have the right, at its sole cost, to control the defense, prosecution, settlement or compromise of the Tax Indemnified Claim, and the Tax Indemnified Party shall take such action in connection with contesting a Tax Indemnified Claim as the Tax Indemnifying Party shall reasonably request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney, provided that the Tax Indemnifying Party shall have agreed to pay to the Tax Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with contesting such claim, including reasonable attorneys' and accountants' fees and disbursements. The Tax Indemnified Party shall not make any payment of such claim for at least 30 days (or such shorter period as may be required by applicable Law) after the giving of the notice required by Section 7.4(a), shall give to the Tax Indemnifying Party any information reasonably requested relating to such claim, and otherwise shall cooperate with the Tax Indemnifying Party in good faith in order to contest effectively any such claim.

               (c) Subject to the provisions of Section 7.4(b), the Tax Indemnified Party shall only enter into a settlement of such contest with the applicable Taxing Authority or prosecute such contest to a determination in a court or other tribunal of initial or appellate jurisdiction as instructed by the Tax Indemnifying Party.

               (d) If, after actual receipt by the Tax Indemnified Party of an amount advanced by the Tax Indemnifying Party pursuant to this Section 7.4, the extent of the liability of the Tax Indemnified Party with respect to the claim shall be established by the final judgment or decree of a court or other tribunal or a final and binding settlement with an administrative agency having jurisdiction thereof, the Tax Indemnified Party shall promptly repay to the Tax Indemnifying Party the amount advanced to the extent of any refund received by the Tax Indemnified Party with respect to the claim together with any interest received thereon from the applicable Taxing Authority and any recovery of legal fees from such Taxing Authority, net of any Taxes as are required to be paid by the Tax Indemnified Party with respect to such refund, interest or legal fees (calculated at the maximum applicable statutory rate of Tax in the year of recovery without regard to any other Tax Items).

                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION

               The obligation of Buyer to consummate the transaction contemplated hereby on the Closing Date is subject to the satisfaction of each of the following conditions at or prior to the Closing:

     SECTION 8.1.  Accuracy of  Representations  and  Warranties.  Each  of  the
                   ---------------------------------------------
representations and warranties of Seller contained in Article IV of this Agreement shall be true and correct, in each case at and as of the Closing Date as if made at and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period).

     SECTION 8.2.  Performance of Covenants.
                   ------------------------
               Seller shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement, including, without limitation those in Section 6.1 and Section 6.3, required herein to be performed or complied with by Seller between the date hereof and the Closing Date.

     SECTION 8.3.  Officers' Certificates.
                   ----------------------
               Buyer shall have received a certificate from Penn to the effect set forth in Sections 8.1 and 8.2 hereof, dated as of the Closing Date, signed by a duly authorized officer of Penn.

     SECTION 8.4.  No Order.
                   --------
               No Order shall be in effect prohibiting, enjoining or restraining the consummation of the transaction contemplated in this Agreement.

     SECTION 8.5.  Certified Resolutions.
                   ---------------------
               Buyer shall have received a certificate of the Secretary or an Assistant Secretary of Penn, dated as of the Closing Date, setting forth the resolutions of the board of directors of Penn, authorizing the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

     SECTION 8.6.  Secretary's Certificate.
                   -----------------------
               Buyer shall have received a certificate of the Secretary or an Assistant Secretary of Penn attesting as to the incumbency and signature of each director or officer of Penn who shall execute this Agreement.

     SECTION 8.7.  Liens and Secured Debt.
                   ----------------------
               All Liens on the Assets, securing any obligations under or with respect to the Secured Debt Facility or any other Liens involving the Assets shall have been released and terminated and copy of the documents evidencing such release and termination shall have been provided to Buyer.

     SECTION 8.8.  Consents.
                   --------
               Each of the consents identified in Schedule 4.3 shall have been obtained.

     SECTION 8.9.  Due Diligence.
                   -------------

               Buyer shall have completed its due diligence inspections within five Business Days before the Closing Date and shall be satisfied, in its sole discretion, with the results of all due diligence conducted by Buyer with respect to Seller, the Business and the Assets, including, without limitation, with respect to all matters pertaining to financial assumptions, title to Real Property, and environmental, labor, regulatory, accounting, business practices, transparency and corporate governance issues.

     SECTION 8.10.  Authorization to Assign.
                    -----------------------
               Seller shall have delivered to Buyer certified copies of the corporate resolutions adopted by the Board of Directors and approved by the majority of the Shareholders' of Seller authorizing the transfer of the Assets.

     SECTION 8.11.  Seadrift Pipeline Lease.
                    -----------------------

               Seadrift Pipeline Corporation shall have approved of the assignment of the Seadrift Pipeline Lease by Seller to Buyer.

     SECTION 8.12.Exxon Contract.
                  ---------------

               Exxon shall have approved of the assignment of the Exxon Contract by Seller to Buyer.

     SECTION 8.13  Concurrent Closing with Rio.
                 -----------------------------

               The concurrent Closing of the Purchase and Sale Agreement between Rio and Buyer must take place.

     SECTION 8.14  No Change In Law.
                   ----------------

               No Law, Order or Tax that was not in force as of the date of the execution of this Agreement shall have been adopted or imposed (or shall be reasonably imminent in being adopted or imposed), and no increase in rates of taxation shall have occurred (or shall be reasonably imminent in occurring) after the date of execution of this Agreement, that, in any such event, would reasonably be expected to result in any Material Adverse Effect.

     SECTION 8.15.  Stockholder Approval.
                    --------------------

               Holders of a majority of the outstanding common stock of Penn shall have approved the principal terms of this Agreement and the transaction contemplated hereby, as required by applicable law and the certificate of incorporation of Penn.

                                   ARTICLE IX
                   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION

     The obligation of Seller to consummate the transaction contemplated hereby on the Closing Date is subject to the satisfaction of each of the following conditions at or prior to the Closing:

     SECTION 9.1  Accuracy of Representations and Warranties.
                  ------------------------------------------
               Each  of the representations and warranties of Buyer contained in
Article V of this Agreement shall be true and correct, in each case at and as of the Closing Date as if made at and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period).

     SECTION  9.2  Performance  of  Covenants.
                   --------------------------
               Buyer shall have performed and complied, in all material respects, with the covenants and provisions in this Agreement, including, without limitation those in Sections 6.2 and 6.3, required herein to be performed or complied with by Buyer between the date hereof and the Closing Date.

     SECTION 9.3  Officer's Certificate.
                  ---------------------
               Seller shall have received a certificate from Buyer to the effect set forth in Sections 9.1 and 9.2 hereof, dated as of the Closing Date, signed by a duly authorized officer of Buyer.

     SECTION 9.4  No Order.
                  --------
               No Order shall be in effect prohibiting, enjoining or restraining the consummation of the transaction contemplated in this Agreement.

     SECTION 9.5  Certified Resolutions.
                  ---------------------
               Seller shall have received a certificate of a duly authorized officer of Buyer, dated as of the Closing Date, setting forth the resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

     SECTION  9.6  Secretary's  Certificate.
                   ------------------------
               Seller shall have received a certificate of the Secretary or an Assistant Secretary of Buyer attesting as to the incumbency and signature of each officer of Buyer who shall execute this Agreement.

     SECTION  9.7  No  Change  In  Law.
                   -------------------

               No Law, Order or Tax that was not in force as of the date of the execution of this Agreement shall have been adopted or imposed (or shall be reasonably imminent in being adopted or imposed), and no increase in rates of taxation shall have occurred (or shall be reasonably imminent in occurring) after the date of execution of this Agreement, that, in any such event, would reasonably be expected to result in any Material Adverse Effect.

     SECTION  9.8.  Stockholder  Approval.
                    ---------------------

               Holders of a majority of the outstanding common stock of Penn shall have approved the principal terms of this Agreement and the transaction contemplated hereby, as required by applicable law and the certificate of incorporation of Penn.

                                    ARTICLE X
                                   TERMINATION

     SECTION 10.1. Termination of Agreement.
                   ------------------------
               Anything herein to the contrary notwithstanding, this Agreement and the transaction contemplated hereby may be terminated at any time before the Closing Date as follows:

               (a)     By  mutual  written  consent  of  Seller  and  Buyer;

               (b) By Seller or Buyer, if the Closing shall not have occurred prior to or on October 31, 2005 (which date may be extended in writing by the mutual agreement of Seller and Buyer);

               (c) By Seller or Buyer, if consummation of the transaction contemplated hereby would violate any non-appealable final Order of a Governmental Authority having competent jurisdiction; or

               (d) By Buyer at any time within five (5) Business Days following completion of any schedule to this Agreement pursuant to Section 6.3(h) if Buyer is not satisfied with the contents of any Schedule; provided, however, that Seller is afforded at least three Business Days before termination of this Agreement to (i) provide a Schedule satisfactory to Buyer or (ii) provide a monetary remedy.

               (e) by the Seller if the Seller has, in accordance with the terms of Section 6.1(c)(i)(3) above, entered into an agreement to consummate a Superior Proposal. If the Seller terminates this Agreement pursuant to this
Section 10.1(e), the Seller shall pay the Buyer a termination fee of $400,000 within 60 days after such termination; provided that in no event shall the Seller be required to pay such fee if, immediately prior to the termination of this Agreement, the Buyer was in material breach of its obligations under this Agreement.


     SECTION 10.2.  Effect of Termination.
                    ---------------------

               (a)     If this Agreement shall be terminated pursuant to Section
10.1, all further obligations of the Parties shall terminate without further liability of any Party to another (except for the obligations outlined in section 10.1 (e)) and each Party shall pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel; provided, the obligations of Buyer under the Buyer Confidentiality Agreement shall survive any such termination.

               (b) Notwithstanding Section 10.2(a), if all conditions precedent to the obligations of a Party set forth in Article VIII or Article IX (as applicable) have been met (or the non-breaching Party is ready, willing and able to satisfy such conditions) and the Closing does not occur on or before the date specified in Section 10.1(b) because of the other Party being in breach of any of its representations, warranties or obligations hereunder, then the breaching Party shall remain liable for the breach of such representations, warranties and obligations.

                                   ARTICLE XI
                                 INDEMNIFICATION

     SECTION 11.1  Seller Indemnification.
                   ----------------------
               (a) Subject to the limitations set forth in this Article XI, if the Closing occurs, then from and after the Closing Date Seller shall indemnify and hold Buyer and Buyer's Affiliates and their respective officers, directors, partners, members, employees and agents thereof harmless from and against any and all Losses arising out of, based upon, attributable to or resulting from:

               (i) any breach of any representation or warranty of Seller contained in Article IV or any inaccuracy in the certificate delivered to Buyer pursuant to Section 8.3;

               (ii) any  breach  of  any  agreement  or  covenant on the part of
                    Seller  contained  in  this  Agreement;

              (iii) any  Losses  arising  out  of  any  act,  event  or omission occurring prior to the Closing Date (and not otherwise constituting an Assumed Liability) in the conduct by Seller of the Business, including, without limitation, legal, tax, title and ownership issues; and

               (iv) the  Retained  Liabilities.

               (b) The foregoing shall not apply to any breach of Seller's representations and warranties set forth in Section 4.7, or to any breach of Seller's covenants set forth in Article VII, it being agreed and understood that Buyer's sole and exclusive remedies for any matters relating to Taxes shall be as provided in Article VII.

     SECTION 11.2  Buyer Indemnification.
                   ---------------------
               (a) Subject to the limitations set forth in this Article XI, if the Closing occurs, then from and after the Closing Date Buyer shall indemnify and hold Seller and Seller's Affiliates and their respective officers, directors, members, partners, employees and agents thereof harmless from and against any and all Losses arising out of, based upon, attributable to or resulting from:

               (i) any breach of any representation or warranty of Buyer contained in this Agreement or any inaccuracy in the certificate delivered to Seller pursuant to Section 9.3;

               (ii) any breach of any agreement or covenant on the part of Buyer contained  in  this  Agreement;

              (iii) any  Losses  arising  out  of  any  act, event  or  omission occurring after the Closing Date (and not otherwise constituting a Retained Liability) in the conduct by Buyer of the Business or operation of the Assets; and

               (iv) the  Assumed  Liabilities.

               (b) The foregoing shall not apply to any breach of Buyer's covenants set forth in Article VII, it being agreed and understood that Seller's sole and exclusive remedies for matters relating to Taxes shall be as provided in Article VII.

     SECTION 11.3  Indemnification Procedures.
                   --------------------------
               If any third Person (i.e., a Person other than a Party or any Affiliate of a Party) asserts any claim against a Party which, if successful, would entitle the Party to indemnification under this Article XI (the "Indemnified Party"), it shall give notice of such claim to the Party from whom it intends to seek indemnification (the "Indemnifying Party") and the Indemnifying Party shall have the right to assume the defense of such claim at its expense. If the Indemnifying Party does assume such defense, it shall indemnify and hold the Indemnified Party harmless from and against any and all Losses caused by or arising out of any settlement or judgment of such claim. In addition, the Indemnified Party shall have the right to participate in the defense of such claim at its expense, in which case (a) the Indemnifying Party shall cooperate in providing information to and consulting with the Indemnified Party about the claim, and (b) the Indemnifying Party shall not consent to the entry of judgment or enter into any settlement without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld. If the Indemnifying Party fails to assume the defense of any such claim, the Indemnified Party may defend against or settle such claim and the Indemnifying Party shall be liable for any settlement of any such claim.

     SECTION 11.4  Limits on Indemnification.
                   -------------------------
               Notwithstanding  anything  to  the  contrary  contained  in  this
Agreement:

               (a) Seller shall not have any obligation to provide indemnification for Losses pursuant to Section 11.1 except to the extent that the aggregate amount of all such Losses exceeds $50,000, in which case Seller shall be liable to Buyer only for such Losses in excess of $50,000 (the "Basket Amount"). The maximum obligation of Seller to provide indemnification for all Losses pursuant to Section 11.1 shall be limited to an amount equal to the Purchase Price. Notwithstanding the foregoing, the Basket Amount and such liability cap will not apply with respect to any breach of Seller's representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.8 and 4.14;

               (b) Buyer shall not have any obligation to provide indemnification for Losses indemnified pursuant to Section 11.2 except to the extent that the aggregate amount of all such Losses exceeds the Basket Amount, in which case Buyer shall be liable to Seller only for such Losses in excess of the Basket Amount. The maximum obligation of Buyer to provide indemnification for Losses pursuant to Section 11.2 shall be limited to an amount equal to the Purchase Price. Notwithstanding the foregoing, the Basket Amount and such liability cap will not apply with respect to any breach of Buyer's representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.5 and 5.7;

               (c) Seller shall not have any obligation to provide indemnification hereunder for any Losses pursuant to Sections 11.1 unless a written notice of claim specifying in reasonable detail the specific nature and basis of the Losses and the estimated amount of such Losses is delivered to Seller prior to 5:00 p.m., Houston, Texas time, on the third anniversary of the Closing Date. Buyer shall not have any obligation to provide indemnification hereunder for any Losses unless a written notice of claim specifying in reasonable detail the specific nature and basis of the Losses and the estimated amount of such Losses is delivered to Buyer prior to 5:00 p.m., Houston, Texas time, on the third anniversary of the Closing Date;

               (d) For purposes of determining Losses in order to calculate the Basket Amount and determine rights to indemnification under this Article XI, the representations and warranties set forth in Articles IV and V shall be read without giving effect to any Materiality Requirement set forth therein. As used in this Agreement, a "Materiality Requirement" shall mean any requirement in a representation or warranty that a condition, event or state of fact be "material," correct or true in "all material respects," have a "Material Adverse Effect," or be or not be "reasonably expected to have a Material Adverse Effect" (or other words or phrases of similar effect or impact) in order for such condition, event or state of facts to cause such representation or warranty to be inaccurate.

     SECTION 11.5  Certain Damages.
                   ---------------
               NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY OF ITS AFFILIATES OR REPRESENTATIVES FOR PUNITIVE, SPECIAL, EXEMPLARY, INCIDENTAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON CONTRACT, TORT, STRICT LIABILITY, VIOLATION OF LAW, OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE; PROVIDED, THE FOREGOING SHALL NOT APPLY TO ANY SUCH DAMAGES FINALLY DETERMINED TO BE PAYABLE TO A THIRD PERSON PURSUANT TO A CLAIM
COVERED  BY  THE  INDEMNITY  PROVIDED  PURSUANT  TO  ARTICLE  XI.

     SECTION  11.6  Exclusive  Remedy.
                    -----------------

               Except for the tax indemnification provisions of Article VII, if the Closing occurs, the sole and exclusive remedy of each of Buyer and Buyer's Affiliates, and Seller and Seller's Affiliates, with respect to the purchase and sale of the Assets shall be pursuant to the express indemnification provisions of this Article XI and any and all (a) claims relating to the representations, warranties, covenants and agreements contained in this Agreement, (b) other claims pursuant to or in connection with this Agreement, or
(c) other claims relating to the Assets, shall be subject to the provisions set forth in this Article XI.

               Except for claims made pursuant to the express indemnification provisions of this Article XI, Buyer on behalf of each of Buyer and Buyer's Affiliates shall be deemed to have waived, to the fullest extent permitted under applicable law, any right of contribution against Seller or any of Seller's Affiliates and any and all rights, claims and causes of action it may have against Seller or any of Seller's Affiliates, arising under or based on any federal, state or local statute, law, ordinance, rule or regulation or common law or otherwise.

               Except for claims made pursuant to the express indemnification provisions of this Article XI, Seller on behalf of each of Seller and Seller's Affiliates shall be deemed to have waived, to the fullest extent permitted under applicable law, any right of contribution against Buyer or any of Buyer's Affiliates and any and all rights, claims and causes of action it may have against Buyer or any of Buyer's Affiliates, arising under or based on any federal, state or local statute, law, ordinance, rule or regulation or common law or otherwise.


                                   ARTICLE XII
                                     GENERAL

     SECTION 12.1  Amendments.
                   ----------
               This Agreement may only be amended by written instrument executed by Buyer and Seller.

     SECTION 12.2  Waivers.
                   -------
               The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but such waiver shall be effective only if it is in a written instrument signed by the Party entitled to enforce such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement, nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

     SECTION 12.3  Notices.
                   -------
               Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, or by hand, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Seller, to:

                   Charles  Handly
                   Penn  Octane  Corporation
                   820  Gessner  Suite  1285
                   Houston,  Texas  77024

                   With a copy (which shall not constitute effective notice) to:
                   Ian  Bothwell
                   Penn  Octane  Corporation
                   840  Apollo  Street  Ste  313
                   El  Segundo,CA  90245

If to Buyer, to:

                   TransMontaigne  Product  Services  Inc.
                   Attn:  President
                   1670  Broadway,  Suite  3100
                   Denver,  Colorado  80202

     SECTION 12.4  Successors and Assigns; Parties in Interest.
                   -------------------------------------------
               This Agreement shall be binding upon and shall inure solely to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other Party, and any purported assignment made without such written consent shall be void; provided, Buyer shall have the right to designate one or more of its Affiliates (including TransMontaigne Partners L.P.) to be transferee(s) at the Closing of all or any part of the Assets. Except as expressly contemplated by Sections 11.1 and 11.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Parties and their respective successors, legal representatives, and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

     SECTION 12.5  Severability.  If  any  provision  of  this  Agreement or the
                   ------------
application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal, and enforceable and that achieves the same objective.

     SECTION 12.6  Entire Agreement.
                   ----------------
               This Agreement (including the Exhibits and Schedules hereto and the documents and instruments executed and delivered in connection herewith) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the

Parties with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith; provided, the Buyer Confidentiality Agreement shall remain in full force and effect according to its terms until the Closing. All Exhibits and Schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

     SECTION 12.7  Governing Law, Consent to Jurisdiction.
                   --------------------------------------
               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Each Party irrevocably submits to the jurisdiction of any Texas state court or any federal court sitting in Houston, Texas in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action shall be heard and determined in such Houston, Texas state or federal court. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by Law, that final and un-appealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Each Party waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each Party certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers set forth in this Section 12.7.

     SECTION 12.8  Expenses.
                   --------
               Each of the Parties shall bear its own expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transaction contemplated hereby.

     SECTION  12.9  Release  of  Information;  Confidentiality.
                    ------------------------------------------
               The Parties shall cooperate with each other in releasing information concerning this Agreement and the transaction contemplated hereby. No press releases or other public announcements concerning the transaction contemplated by this Agreement shall be made by any Party without prior consultation with, and agreement of, the other Party, except for any legally required communication by any Party and then only with prior consultation and as much advance notice as is practicable under the circumstances requiring any announcement, together with copies of all drafts of the proposed text. At the Closing the Buyer Confidentiality Agreement shall be deemed terminated without any further action of the Parties.

     SECTION  12.10  Sole  Obligation.
                     ----------------
               The obligations of Seller under and pursuant to this Agreement shall be the sole obligations of Penn.

     SECTION 12.11  Certain Construction Rules.
                    --------------------------
               The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years, and (b) any reference to a "Section," "Article," or "Schedule" shall be deemed to refer to a section or article of this Agreement or a schedule attached to this Agreement. The words "hereof," "herein," "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. The term "including" shall mean "including without limitation."

     SECTION 12.12  Survival.
                    --------
               The representations, warranties, covenants and agreements of the Parties set forth herein or in any certificate delivered pursuant to the terms hereof shall survive the Closing, and such representations and warranties shall be subject to the provisions of Article XI.

     SECTION  12.13  Counterparts.
                     ------------
               This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, this Purchase and Sale Agreement has been duly executed as of the date first above written.

                                               SELLER:

                                               PENN  OCTANE  CORPORATION


                                               By:     /s/  Charles  Handly
                                                  -------------------------
                                               Name:   Charles  Handly
                                               Title:  President

                                               BUYER:

                                               TRANSMONTAIGNE  PRODUCT  SERVICES
                                               INC.


                                               By:     /s/  William  S.  Dickey
                                                  -----------------------------
                                               Name:   William  S.  Dickey
                                               Title:  President